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EXHIBIT 10.1

                        SUPPLIER AUTHORIZATION AGREEMENT


           This Supplier Authorization Agreement ("Agreement") is made as of 12006 ("Effective Date") by and between Rudy Beverage, Inc., a Nevada corporation, with a principal place of business at P.O. Box 25338, Scottsdale, AZ 85255, ("Supplier"), and Baugh Supply Chain Cooperative, Inc., a Delaware non-stock corporation with a principal place of business at 1390 Enclave Parkway, Houston, Texas 77077 (`BSCC").


                                    RECITALS


         A. Sysco Corporation ("SYSCO"), through its operating divisions, affiliates, and subsidiaries (each a "SYSCO Company" and collectively the "SYSCO Companies"), is a distributor of food and related non-food products to the foodservice industry.

         B. BSCC is a cooperative comprised of member SYSCO Companies, either directly or through regional member cooperatives, which provides sourcing, merchandising and quality assurance services for SYSCO and the SYSCO Companies in order to provide SYSCO Companies with SYSCO brand and other products at competitive quality levels and prices. BSCC also has authority to license third parties to manufacture, process and package SYSCO Brand Products (as defined in clause (i) of Recital C).

         C. Supplier desires to sell the following foodservice products to BSCC and/or the SYSCO Companies for resale by the SYSCO Companies to the foodservice industry (check all that apply):

[_] (i) products bearing one or more of the SYSCO trademarks, brands, logos, symbols, slogans, or packaging motifs (the "SYSCO Trademarks") but not bearing one or more of Supplier's trademarks, brands, logos, symbols, slogans, or packaging motifs ("Supplier Trademarks"), which products are manufactured, packaged, and/or labeled in accordance with the specifications of SYSCO ("SYSCO Brand Products");

[X] (ii) products bearing one or more of the Supplier Trademarks but not bearing any SYSCO Trademarks ("Supplier Brand Products"); and/or

[_] (iii) products bearing one or more of the SYSCO Trademarks AND one or more of the Supplier Trademarks ("Co-Branded Products").

         All SYSCO Brand Products, Supplier Brand Products and Co-Branded Products supplied under this Agreement are referred to collectively as "Products."

         D. Supplier desires to grant BSCC, SYSCO and the SYSCO Companies the exclusive use of certain Supplier Trademarks in connection with the packaging, advertising, promotion, marketing, sale, and distribution of certain Supplier Brand Products as more fully described herein.


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         NOW THEREFORE, in consideration of the recitals above and the mutual promises herein contained, the parties agree as follows:


1. AUTHORIZATION. Subject to the terms and conditions of this Agreement, BSCC hereby appoints and designates Supplier, as applicable and as elected in Recital C above, as a non-exclusive supplier during the Term (as defined in Section 6 hereof) of this Agreement to the SYSCO Companies of (i) the SYSCO Brand Products, (ii) the Supplier Brand Products, and/or (iii) the Co-Branded Products, in each case as mutually agreed by the parties from time to time. Nothing herein shall obligate BSCC or any of the SYSCO Companies to purchase any SYSCO Brand Products from Supplier during the Term of this Agreement. Unless otherwise agreed in writing by the parties, Supplier hereby authorizes BSCC or any SYSCO Company (each an "Ordering Entity") to order SYSCO Brand Products, Supplier Brand Products, or Co-Branded Products from Supplier; provided, however, that BSCC shall be the authorized ordering entity for corporate billed programs. Each such order will be subject to the terms of this Agreement.

2. SYSCO BRAND PRODUCTS AND CO-BRANDED PRODUCTS. If the parties have indicated their intent to have Supplier sell either SYSCO Brand Products or Co-Branded Products to BSCC or the SYSCO Companies by electing such product categories in Recital C above, the additional terms set forth in Exhibit A shall apply, as applicable, to this Agreement, and such additional terms are incorporated herein for all purposes.

3. PRICING AND TAXES.

         3.1. PRICING TERMS. The price of the Products sold by Supplier to BSCC or the SYSCO Companies and payment terms with respect thereto shall be mutually agreed to by the parties from time to time. If Supplier participates in the BSCC corporate billing program (the "BSCC Billing Program"), Supplier has executed or will execute a Centralized Billing Conversion Agreement that describes the responsibilities of BSCC and Supplier under the BSCC Billing Program. If applicable, the Centralized Billing Conversion Agreement is incorporated in this Agreement by this reference.

         3.2. PROCUREMENT SERVICES. Supplier acknowledges and agrees that BSCC, SYSCO and the SYSCO Companies perform valued-added services for Supplier for which BSCC, SYSCO and the SYSCO Companies are compensated in connection with the sale of the SYSCO Brand Products and Supplier Brand Products (such compensation and cost recovery is referred to as "Earned Income"). These value-added services include regional and national marketing, freight management, consolidated warehousing, quality assurance and performance based product marketing. To compensate BSCC, SYSCO and the SYSCO Companies for providing such services, Supplier and BSCC may mutually agree on an Earned Income program from time to time as provided in Section 3.3, below. Supplier shall make no payments directly to employees of BSCC, SYSCO or the SYSCO Companies without the prior express written consent of BSCC, SYSCO or the SYSCO Companies, as the case may be.


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         3.3. EARNED INCOME PROMGRAMS. BSCC has agreed on a program of Earned
Income pursuant to a separate agreement substantially in the form attached hereto as Exhibit B (the "EI Program") as it may be amended from time to time by mutual agreement. Supplier agrees that there are no exceptions to the EI Program on the date of this Agreement ("Exceptions"), whether based on sales to certain customers, to certain classes of customers, or otherwise, except as specifically set forth in writing in the EI Program. Any future Exceptions shall not become effective unless and until specifically authorized in writing by the Vice President, Multi-Unit Sales of BSCC, or his or her designee authorized in writing. Without limiting the foregoing, BSCC and the SYSCO Companies will not recognize any Exceptions purportedly agreed to by BSCC or SYSCO Company merchandisers or by sales representatives of SYSCO or SYSCO Companies unless approved as provided in the preceding sentence.

         3.4 TAXES. Unless otherwise agreed in writing or required by law, Supplier assumes exclusive liability for calculating and charging BSCC and/or the applicable SYSCO Company for all applicable sales, use, duties, VAT, excise, and other similar taxes, charges or contributions ("Sales and Use Taxes") imposed on, with respect to, or measured by Supplier's sale of Product under this Agreement. Supplier shall pay all such Sales and Use Taxes before delinquency. BSCC will cooperate with Supplier at its reasonable request in order to assist Supplier in establishing that the sale of Products to BSCC or the SYSCO Companies is exempt from Sales and Use Taxes if such exemption is available under applicable law.

4. SUPPLIER BRAND PRODUCT SPECIFICATIONS

         Supplier warrants that all Supplier Brand Products produced for sale to BSCC or the SYSCO Companies shall be manufactured in accordance with product specifications provided by Supplier (the "Supplier Specifications"). Supplier warrants that all packaging and labeling, including ingredient statements, complies with provisions, to the extent applicable to Supplier Brand Products, of the (i) U.S. Customs marking regulations, the Federal Food, Drug and Cosmetic Act, the Federal Meat Inspection Act, the Federal Poultry Inspection Act, and all other applicable state and local laws, regulations and ordinances for all Supplier Brand Products intended for resale anywhere except Canada, and (ii) the Food and Drug Act of Canada and related regulations, the Consumer Packaging and Labeling Act and related regulations and applicable provincial, territorial and local laws, regulations and ordinances for all Supplier Brand Product intended for resale in Canada.

5. INDEMNIFICATION AND INSURANCE; COMPLIANCE MATTERS; DELIVERY.

         5.1 INDEMNIFICATION AND INSURANCE. Supplier acknowledges that the sale of any of the Products to BSCC or any of the SYSCO Companies, including but not limited to any sales of Products through any broker or re-distributor, is subject to that certain Hold Harmless Agreement and Guaranty/Warranty of Product Agreement ("HHA") by and between Supplier and SYSCO, which is attached hereto as Exhibit C and is hereby ratified and remains in full force and effect. If there is no currently effective HHA, Supplier agrees to execute and deliver concurrently herewith an HHA substantially in accordance with SYSCO's current form of HHA.

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         5.2 SUPPLIER INDEMNIFICATION AGAINST INFRINGEMENT. Supplier shall defend, indemnify and hold harmless BSCC, SYSCO and the SYSCO Companies, and each of their respective directors, officers, employees, contractors, and agents (collectively, the "SYSCO Group"), from and against any and all actions, claims, costs (including without limitation, costs of investigation, litigation, and court costs), damages, demands, fines, interest, judgments, liabilities, losses, penalties, proceedings, suits (including appeal), and expenses (including, without limitation, reasonable attorneys' fees) (collectively, "Claims") brought by or on behalf of any person or entity arising out of or in connection with any allegation, in whole or in part, that the SYSCO Group's use, sale, distribution, or marketing of the Products or their packaging or labeling, infringes, misappropriates, dilutes, or violates the copyright, trade secret, trademark, trade dress, service mark, patent or any other proprietary right (including without limitation, moral, termination, privacy, or personality rights) of any person or entity, except to the extent that such Claim is covered by the indemnity set forth in Section 1.3 of Exhibit A, if applicable.

         5.3 CERTIFICATE OF COMPLIANCE. If Supplier will manufacture, process or produce Products from a facility located within the United States or any territory thereof, Supplier agrees to the Incorporation of Obligations and Responsibilities in the form attached as Exhibit D hereto.

         5.4 KOSHER CERTIFICATION. In the event BSCC requires any of the Products to be certified "Kosher" by a Kosher certification organization or if the Supplier Brand Products are certified "Kosher" by such an organization, Supplier agrees to (i) maintain its facilities where such Products are manufactured or packed in accordance with the requirements of such certifying organization, (ii) warrant that all such Products are Kosher, (iii) pay all costs and fees of such certifying organization in obtaining the "Kosher" certification for the Products, (iv) repurchase from BSCC and the SYSCO Companies all Products which are at any time determined by such certifying organization not to be in compliance with the "Kosher" certification standards and requirements, and (v) indemnify SYSCO, BSCC and the SYSCO Companies for damages, costs and expenses incurred by foodservice customers as the result of the use of foods in their foodservice installations which breach the Kosher warranty in clause (ii) of this sentence. Supplier shall execute and deliver the Kosher certification acknowledgement in the form attached hereto as Exhibit E.

         5.5 DELIVERY. Unless otherwise mutually agreed in writing by the parties, if transportation is arranged by BSCC or a SYSCO Company, delivery shall occur and title and risk of loss shall transfer, when such Products are loaded into the transporter's equipment at Supplier's shipping point. In all other cases, delivery shall occur, and title and risk of loss shall transfer, when Product is received at the destination BSCC or SYSCO Company facility.


6. TERM AND TERMINATION. This Agreement shall have an initial term of five (5) years from the Effective Date and shall automatically renew for successive one
(1) year periods, unless earlier terminated as described below (the initial term and any applicable renewal terms shall collectively be referred to as "Term").

         6.1. MANNER OF TERMINATION. This Agreement may be terminated as follows:



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         (a) By BSCC or Supplier at least ninety (90) days prior to the end of the initial term or the then-applicable renewal term upon written notice of such parties' intent not to renew;

         (b) By BSCC at any time upon ninety (90) days prior written notice to Supplier;

         (c) By either party (i) upon the filing of any petition in bankruptcy or the commencement of any proceeding relating to the relief or readjustment of indebtedness of the other party, (ii) upon the foreclosure of any of the other party's facilities by any financial institution, or (iii) if the first party in good faith believes that the financial condition of the other party or the prospect of payment by the other party of any of its indebtedness becomes impaired;

         (d) By either party in the event that the other party fails to perform or observe any of the material covenants and agreements of this Agreement, including, without limitation, production of the Products in accordance with their applicable specifications (as set forth in this Agreement, or if applicable, in Exhibit A), and such failure shall not be cured, in the reasonable judgment of the non-breaching party, within thirty (30) days after delivery by the non-breaching party of written notice of such failure to the breaching party;

         (e) By BSCC in the event of any sale of (i) substantially all of the assets of Supplier or (ii) a controlling equity interest in Supplier, including, but not limited to, a sale of, in the case of a corporation, greater than fifty percent (50%) of the issued and outstanding stock;

         (f) By BSCC in the event of any failure of Supplier to abide by the provisions set forth in Section 4 hereof (or Section 2 of Exhibit A, if applicable), including without limitation, any marking, labeling or food safety rules, regulations or procedures; and

         (g) By BSCC in the event of any breach of the obligations of Supplier as set forth in Sections 7 or 8.1 hereof.

         6.2. CERTAIN OBLIGATIONS ON TERMINATION. In the event of a termination of this Agreement pursuant to Sections 6.1(a or (b) above, BSCC will use reasonable good faith efforts to assist Supplier in selling any remaining Supplier inventories of SYSCO Brand Products and Co-Branded Products to any SYSCO Company prior to the effective date of such termination. Supplier agrees to cease all manufacturing, packaging, sales, and distribution of SYSCO Brand Products or Co-Branded Products as of the effective date of any such termination, except where such termination arises from the failure of Supplier to comply with any marking, labeling, or food safety laws, rules, regulations or procedures or the impairment of Supplier's financial condition as described in
Section 6.1(c) in which event, all such manufacture, packaging, and sales shall cease immediately. Supplier further agrees to (i) remove excess inventory of Products from inventory at BSCC or any SYSCO Company, and (ii) if applicable, refund the purchase price and pay for any remaining inventory of labels for such SYSCO Brand Products or Co-Branded Products (limited to label inventory in excess of thirty (30) days) if this Agreement is terminated by BSCC under Sections 6.1(c through 6.1(g).


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7. CONFIDENTIALITY.

         BSCC and the SYSCO Companies consider all information provided by BSCC, SYSCO or any SYSCO Company hereunder, including specifically and without limitation, all EI Programs, promotional activities and pricing under this Agreement and all data concerning sales to particular customers of SYSCO ("SYSCO Information"), as highly confidential information that is not to be shared with any person or entity that is not a party to this Agreement. Therefore, Supplier shall treat SYSCO Information as confidential and shall not disclose the same to any third party, including without limitation any foodservice institutions which purchase Products through SYSCO Companies or any other foodservice distributor, unless (i) required by law, or (ii) SYSCO Information becomes part of the public domain through no fault of Supplier. If Supplier is ordered by a court of competent jurisdiction to disclose SYSCO Information to a third party, it shall provide BSCC as much advance notice as possible so as to permit BSCC and SYSCO to take appropriate steps, at BSCC's expense, to prohibit, control or limit the proposed disclosure of SYSCO Information. The parties shall also comply with any additional confidentiality agreements between SYSCO or BSCC, on the one hand, and Supplier, on the other hand, and in the event of any conflict between this
Section 7 of this Agreement and any such confidentiality agreements, the terms of this Agreement shall control.

8. ADDITIONAL OBLIGATIONS.

         8.1. SUPPLIER CODE OF CONDUCT. SYSCO has adopted a code of business conduct for suppliers in the form attached to this Agreement as Exhibit F (the "Code of Conduct") that is incorporated into this Agreement. BSCC asks each supplier to agree to the Code of Conduct as one aspect of the supplier's relationship with BSCC. Accordingly, Supplier agrees to be bound by the Code of Conduct.

         8.2. RECALLS AND PRODUCT WITHDRAWALS. All Suppliers of SYSCO Brand or Co-Branded Product are required to have an acceptable product recall program. Exhibit G sets forth the minimum requirements for Supplier's product recall program. In recognition of the significant costs incurred by BSCC and SYSCO Companies in responding to recalls and withdrawals, BSCC has established a schedule of fees and charges applicable in the event of a recall or withdrawal of any Product (the "Recall Fee Schedule"), a copy of which is attached as Exhibit H and incorporated into this Agreement. Upon receipt of a properly documented claim under the Recall Fee Schedule by a SYSCO Company, Supplier agrees to pay such claim within thirty (30) days of receipt of such claim.

         8.3. DISTRESSED PRODUCTS. BSCC has developed and adopted a salvage policy for distressed goods (the "Salvage Policy") that provides guidance for SYSCO suppliers, transporters and forward warehouses, in the form attached to this Agreement as Exhibit I and incorporated into this Agreement. Supplier agrees to comply with the Salvage Policy.

         8.4. EQUAL BROKERAGE. In the event Supplier utilizes the services of a broker in connection with the sale of the SYSCO Brand Products or Co-Branded Products, Supplier agrees that any payments to such broker to facilitate the sales of SYSCO Brand Products or Co-Branded


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Products shall compare fairly and equitably to any payments by Supplier to such broker to facilitate the sales of similar Supplier Brand Products.

9. ASSIGNMENT. Supplier acknowledges that BSCC has entered into this Agreement because of the unique technical abilities, capabilities and credit-worthiness of Supplier. Therefore, Supplier may not assign this Agreement or any rights obtained hereunder or delegate or subcontract any duty of performance owed by Supplier hereunder without the prior written approval of BSCC. Any assignment made in contravention of this Section 9 shall be null and void for all purposes. For purposes of this Section 9, a sale, assignment or transfer of (i) substantially all of the assets of Supplier or (ii) a controlling equity interest in Supplier, including, but not limited to, a sale, assignment or transfer of, in the case of a corporation, greater than fifty percent (50%) of the issued and outstanding stock, shall be deemed an assignment.

10. RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or by any third parties as creating a relationship of principal and agent, partnership, or joint venture between the parties, it being understood and agreed that no provision contained herein or act of the parties shall be deemed to create any relationship between the parties other than the relationship of buyer and seller. Neither party shall have, nor hold itself out as having, any right, power or authority to assume, create, or incur any expenses, liability, or obligation on behalf of the other party, except as expressly provided herein.

11. GOVERNING LAW; FORUM; CONSENT TO JURISDICTION. This Agreement, and all the rights and duties of the parties arising out of, in connection with, or relating in any way to the subject matter of this Agreement or the transactions contemplated by it, shall be governed by, construed, and enforced in accordance with the laws (excluding conflict of laws rules which would refer to and apply the substantive laws of another jurisdiction) of (i) for Suppliers selling product to BSCC and/or SYSCO Companies located in the United States, the State of Texas, and (ii) for Suppliers selling product only to BSCC and/or SYSCO Companies located in Canada, the Province of Ontario. Any suit or proceeding to be brought under clause (i) above may be brought in any state or federal court located in Harris County, Texas and any suit or proceeding to be brought under clause (ii) above may be brought in any court of competent jurisdiction in Ontario, and each party consents to the personal jurisdiction of said state and federal courts, as applicable, and waives any objection that such courts are an inconvenient forum.

12. CERTIFICATION REGARDING DEBARMENT, SUSPENSION OR INELIGIBILITY FOR GOVERNMENT CONTRACTS. Supplier certifies, to the best of its knowledge and belief, that the Supplier and/or any of its principals:

         (a) Are not presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;

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         (b) Have not, within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for (i) commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a Federal, state or local government contract or subcontract, (ii) violation of Federal or state antitrust statutes relating to the submission of offers, or (iii) commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; and

         Are not presently indicted for, or otherwise criminally or civilly charged by a Government entity with, commission of any of these offenses.

For the purposes of this certification, "principals" means officers, directors, owners, partners and persons having primary management or supervisory responsibilities within a business entity (such as general manager, plant manager, head of a subsidiary, division, or business segment, and similar positions).

13. NOTICE. Any notice, request, instruction, waiver or other documents must be given under this Agreement by any party to the other in writing, delivered personally, or by certified mail, postage being paid, or by a nationally recognized, next-day delivery service (such as Federal Express or UPS), addressed as may be specified by proper written notice hereunder, and shall be effective when received by the party to which it is addressed.


       If to BSCC:         Baugh Supply Chain Cooperative, Inc.
                           1390 Enclave Parkway
                           Houston, Texas 77077-2099
                           Facsimile: (281) 584-1249
                           Telephone: (281) 584-1390
                           Attention: Executive Vice President,
                           Merchandising Services


                           with copy to (which copy shall not constitute notice)


                           Sysco Corporation
                           1390 Enclave Parkway
                           Houston, Texas 77077-1390
                           Facsimile: (281) 584-2510
                           Telephone: (281) 584-2546
                           Attention: General Counsel


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       If to Supplier:     Rudy Beverage, Inc.
                           P.O. Box 25338
                           Scottsdale, AZ 85255
                           Facsimile: (480) 626-7284
                           Telephone: (480) 626-7283
                           Attention: Drew Carver


                           with copy to (which copy shall not constitute notice)


                           James A. Reskin, Esq.
                           520 South Fourth Avenue
                           Suite 400, The Marmaduke Bldg
                           Louisville, KY 40202-2577 Facsimile:
                           (502) 515-9201
                           Telephone: (502) 561-0500

14. SURVIVAL. The provisions of Sections 4, 5.2, 7, 8.2, 8.3, 11 and 12 of this Agreement and Sections 1.2, 1.3 and 2.1 through 2.6 of Exhibit A to this Agreement shall survive the termination of this Agreement.

15. ENTIRE AGREEMENT. Except for existing agreements concerning pricing of Products which Supplier is already selling to the SYSCO Companies, earned income and credit terms relating to such sales, any Centralized Billing Conversion Agreement relating to such sales and confidentiality agreements (which existing pricing, earned income programs, credit terms, Centralized Billing Conversion Agreement and confidentiality agreements are incorporated in this Agreement by reference), this Agreement together with the exhibits hereto constitutes the entire understanding among the parties with respect to the subject matter hereof and supersedes all negotiations and prior discussions and writings between the parties. Unless otherwise provided herein, no modifications to this Agreement shall be binding on either party unless made in writing and signed by duly authorized representatives of both parties. In the event of any conflict between this Agreement and any addenda, exhibits, or other attachments, the terms of this Agreement shall govern. Orders for Products placed by BSCC or the SYSCO Companies pursuant to this Agreement are subject to their express terms and are deemed to incorporate the terms of this Agreement. Supplier agrees that terms or conditions accompanying any order acceptance, delivery, invoice or other documents submitted by Supplier to BSCC or any SYSCO Company that conflict with or are in addition to the terms contained in this Agreement are of no force or effect.


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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


SUPPLIER:                                   BSCC:
RUDY BEVERAGE, INC.                         BAUGH SUPPLY CHAIN COOPERATIVE, INC.


By:                                         By:
Name:                                       Name:
Title:                                      Title:




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